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                                                                    EXHIBIT 23.6

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

      We hereby consent to the use of our name and to the description of our opinion letter under the captions "Summary -- The Merger -- Opinion of Financial Advisors" and "Description of Transaction -- Opinion of Magna's Financial Advisor" in, and the inclusion of such opinion letter as Appendix C to the Joint Proxy Statement/Prospectus which is part of the Registration Statement on Form S-4 of Union Planters Corporation to which this consent is an exhibit. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that may come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                       DONALDSON, LUFKIN & JENRETTE
                                         SECURITIES CORPORATION

                                       By: /s/ THOMAS J. MACDERMOTT
                                           -------------------------
                                               Thomas J. MacDermott
                                               Senior Vice President

New York, New York
May 14, 1998